AMENDMENT TO SECOND AMENDED
               AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT made this 3rd day of August, 1995 between SAFEGUARD SCIENTIFICS, INC. and SAFEGUARD SCIENTIFICS (DELAWARE) INC. ("Borrower") and MIDLANTIC BANK, N.A. ("Bank").

BACKGROUND
     The parties are parties to that certain Second Amended and Restated Loan and Security Agreement dated February 1, 1995 (as amended to date, the "Loan Agreement"), and desire hereby to further amend the same as herein set forth. Capitalized terms used herein which are not defined herein shall have the meaning given thereto in the Loan Agreement.
     NOW, THEREFORE, the parties hereto, INTENDING TO BE LEGALLY BOUND, agree as follows:

     1.  Modifications.

         a) Effective August 3, 1995, the "Revolving Loan Commitment" shall be increased to $100,000,000, as the same may be reduced pursuant to Section 2.2 of the Loan Agreement.
         b) Effective for all LIBOR Rate advances made on or after August 3, 1995, each reference in Section 2.8(c)(A)(ii) of the Loan Agreement to "2.25 percentage points" shall be changed to "1.75 percentage points".
         c) Effective August 3, 1995, the definition of "Collateral Coverage Base" as set forth in Section 1.1 of the Loan Agreement is hereby revised to read as follows:

     "'Collateral Coverage Base' - a dollar amount equal to the following percentages of the value of the Collateral Coverage Securities, in no event, however, to exceed the lesser of (i) as to Collateral Coverage Securities which constitute "margin stock" pursuant to Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 et seq. ("Regulation U"), 50% (or the then maximum "loan value" for margin stock pursuant to Regulation U) of the value of such Collateral Coverage Securities, and (ii) the following dollar maximum specified for each type of Collateral Coverage Securities:

   Securities               %               Maximum $
   ----------              ---              ---------
   CompuCom                33.33%          $25 Million
   Cambridge               40%             $40 Million
   Novell                  50%                    N/A
   Sybase                  50%                    N/A
   Coherent                40%             $35 Million
   Tangram                 25%              $5 Million
   Gandalf                 25%              $5 Million"

         d) Effective August 3, 1995, Section 2.17 of the Loan Agreement is restated in its entirety to read as follows:
            "SECTION 2.17 Participations. Borrowers acknowledge that 67.50% of the Revolving Loan (and each cash advance and letter of credit made or issued thereunder) is being and is intended hereafter to be funded by Meridian Bank, First Bank, National Association and PNC Bank, National Association (each a "Participant") as participants of Bank in the Loan, all as more fully set forth in that certain Amended and Restated Participation Agreement dated as of February 1, 1995 (as amended from time-to-time, the "Participation Agreement"). In this regard, Borrowers agree that:
      (A) Bank may from time-to-time provide financial and other information concerning the Borrowers to each Participant and, with Borrowers' prior consent, to any other prospective participant, and
      (B) Should any Participant default under its obligations to Bank to fund any portion of its participation in the Loan, or should the participation of any Participant be terminated by Bank at either Borrower's request (to the extent Bank has the right to do so under its arrangements with such Participant), Bank will have no obligation to fund (including by issuance of letters of credit) any Loan to the extent of such Participant's share thereof."
     2. Reaffirmation. Borrower hereby reaffirms and confirms all of its obligations and liabilities under the Loan Agreement and all documents executed in connection therewith, agrees that the same remain unchanged (except as amended pursuant to this Amendment) and in full force and effect and that Borrower is indebted to Bank under the terms thereof without defense, set-off, recoupment, charge, discount, claim or counterclaim of any kind.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment the day and year first above written.

                         SAFEGUARD SCIENTIFICS, INC.


                         By:    /s/Michael W. Miles
                                   Vice President, Corporate Controller


                         Attest:/s/Deirdre Blackburn
                                   Assistant Secretary


                         SAFEGUARD SCIENTIFICS (DELAWARE) INC.


                         By:    /s/Michael W. Miles
                                   Assistant Treasurer


                         Attest: /s/Deirdre Blackburn
                                   Assistant Secretary


                         MIDLANTIC BANK, N.A.


                         By:       /s/Joseph Meterchick
                                   Vice President